UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34582	27-0950358
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3 Easton Oval	Suite 500	Columbus	Ohio	43219
(Address of principal executive office)				(Zip code)

(814) 726-2140
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, 0.01 Par Value	NWBI	NASDAQ Stock Market, LLC

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 5, 2024, Northwest Bank, the wholly-owned subsidiary of Northwest Bancshares, Inc. (the “Company”), appointed Joseph Canfield as Chief Accounting Officer. Mr. Canfield will oversee accounting operations, Northwest’s SOX program, external reporting and accounts payable. As part of his role, Mr. Canfield will be named Northwest’s Principal Accounting Officer on August 6, 2024, replacing Jeffrey J. Maddigan who continue in his current role as Corporate Treasurer. Mr. Canfield most recently served as Senior Vice President and Director of Accounting Operations for Huntington National Bank since 2013.

There are no family relationships between Mr. Canfield and any director or other executive officer of the Company nor are there any transactions between Mr. Canfield or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 8.01     Other Events
On August 5, 2024, the Company issued a press release announcing the appointment of Mr. Canfield as Chief Accounting Officer. A copy of the release is included as exhibit 99.1 to this report.

Item 9.01     Financial Statements and Exhibits
(d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated August 5, 2024

104.1	Cover Page for this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

Date:	August 5, 2024	By:	/s/ Douglas M. Schosser
Douglas M. Schosser
Chief Financial Officer